UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

VICON INDUSTRIES, INC.
(Exact Name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

131 Heartland Blvd., Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

Appointment of New Chief Executive Officer and Director

Eric Fullerton, age 59, was appointed Chief Executive Officer of Vicon Industries, Inc. (the “Company”), effective as of September 10, 2014 (the “Commencement Date”). Mr. Fullerton has also been appointed as a member of the Company’s Board of Directors, effective as of the Commencement Date, to serve until the Company’s next annual shareholder’s meeting, where he will stand for reelection for a three year term.

Prior to joining the Company, Mr. Fullerton served as Chief Sales and Marketing Officer at Milestone Systems A/S, a leading provider of open platform IP video management software, since 2007, and before that as its VP Americas since 2004. Mr. Fullerton was previously Chief Executive Officer of the IT security company netVigilance, Inc. Before that, he was the General Manager of Intel's Converged Edge and Network Systems Divisions. Prior to working at Intel, Mr. Fullerton was Chief Executive Officer of Cray Communications, which was acquired by Intel in 1997. Mr. Fullerton also served as Managing Director of NOKIA's Consumer Electronics and Telecommunications divisions in Denmark.

In connection with his appointment, Mr. Fullerton and the Company entered into an at-will employment offer letter agreement, dated September 10, 2014, effective as of September 10, 2014 (the “Agreement”). Pursuant to the Agreement, Mr. Fullerton will receive an initial base salary of $300,000 per year and is eligible to receive a discretionary bonus during his first full fiscal year of employment for the Company’s fiscal year ending September 30, 2015, subject to achievement of performance goals and objectives to be established by the Company’s Board of Directors. The Company will also reimburse Mr. Fullerton for reasonable costs and expenses of relocation and for temporary housing in an amount not to exceed $3,500 per month for up to the first twelve months of his employment. It is expected that Mr. Fullerton will relocate to the Company’s headquarters in Edgewood, New York within the first twelve months of his employment. Mr. Fullerton is also entitled to participate in the Company’s health and welfare programs.

Under the terms of the Agreement, Mr. Fullerton will be eligible to receive up to 600,000 shares of the Company’s common stock (the “Shares”). The Shares will be issued pursuant to a Stock Agreement, dated September 10, 2014, between the Company and Mr. Fullerton and will be issued in four equal installments on each of the first four anniversaries of the Commencement Date, provided Mr. Fullerton is then employed by the Company. Notwithstanding the foregoing, 50,000 of the Shares otherwise issuable to Mr. Fullerton on the first anniversary of the Commencement Date will instead be issued to Mr. Fullerton upon the Company’s Board of Directors’ approval of a restructuring plan for Fiscal Year 2015 which is submitted by Mr. Fullerton to the Board within the first ninety days of his employment, provided Mr. Fullerton is then employed by the Company. The Shares will be granted outside of the Company’s shareholder approved equity incentive plan as an inducement material to Mr. Fullerton’s acceptance of employment pursuant to Section 711(a) of the NYSE MKT Company Guide. The foregoing is a summary description of the Stock Agreement and is qualified in its entirety by reference to the full text of the Stock Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

The Agreement provides that if Mr. Fullerton’s employment with the Company is terminated by the Company for any reason other than “cause” (as defined in the Agreement), Mr. Fullerton will be entitled to continuation of his base salary for twelve months; provided, however, that, if his employment with the Company is terminated by the Company for any reason other than “cause” after the first year of his employment, Mr. Fullerton will only be entitled to such severance if he had completed his relocation to the Company’s headquarters. Further, any severance will cease immediately upon commencement of Mr. Fullerton’s employment with another company.

As a condition of employment, Mr. Fullerton has entered into a confidentiality and non-solicitation agreement with the Company. Mr. Fullerton is also subject to non-competition covenants that prohibit him from engaging in certain activities during the period of his employment with the Company.

The foregoing is a summary description of the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There are no family relationships between Mr. Fullerton and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Fullerton.

Resignation of Chief Executive Officer and Directors

In connection with Mr. Fullerton’s appointment as Chief Executive Officer and a Director of the Company, Kenneth M. Darby resigned from his positions as Chief Executive Officer, and as Chairman and a Director of the Board of Directors of the Company, effective as of the close of business on September 10, 2014.

Also effective as of the close of business on September 10, 2014, Charles Chestnutt resigned from his position as a Director of the Company, but will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

Item 8.01. Other Events.

On September 11, 2014 the Company issued a press release announcing the appointment of Mr. Fullerton as its new Chief Executive Officer. A copy of that press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer letter agreement, dated as of September 10, 2014, effective as of September 10, 2014, by and between Vicon Industries, Inc. and Eric Fullerton
10.2	Stock Agreement, dated September 10, 2014, by and between Vicon Industries, Inc. and Eric Fullerton
99.1	Press release dated September 11, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter agreement, dated as of September 10, 2014, effective as of September 10, 2014, by and between Vicon Industries, Inc. and Eric Fullerton
10.2	Stock Agreement, dated September 10, 2014, by and between Vicon Industries, Inc. and Eric Fullerton
99.1	Press release dated September 11, 2014